Exhibit 10.7

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is entered into as of June 13, 2005, to be effective as of the closing of the transactions contemplated by Section 1B of the Contribution Agreement (as defined below) (the “Effective Date”), by and between AMF Bowling Products, LLC, a Virginia limited liability company (the “Company”), and John Walker (“Executive”). For purposes of this Agreement, “Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, by and among Products (as defined below), the Company and Qubica Lux, S.à.r.l., a société à responsabilité limitée organized under the laws of Luxembourg.

WHEREAS, the Company wishes to employ Executive and Executive wishes to accept employment with the Company on the terms set forth herein.

WHEREAS, the Company operates its businesses worldwide.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in paragraph 4 hereof (the “Employment Period”).

2. Position and Duties.

(a) During the Employment Period, Executive shall render such executive and managerial services to the Company, its Subsidiaries and the Subsidiaries of QubicaAMF Worldwide S.à.r.l., a société à responsabilité limitée organized under the laws of Luxembourg (“Products” ) as the board of managers of Products (the “Board”) may from time to time direct without any additional compensation or benefits other than as provided herein. The Subsidiaries of Products (which include the Company and its Subsidiaries) are referred to collectively herein as the “Qubica/AMF Companies.” During the Employment Period, Executive shall serve as the Chief Executive Officer of the Company and shall have the normal duties, responsibilities, functions and authority of such position (including full profit and loss responsibility for the operations of the Qubica/AMF Companies), subject to the power of the Board to expand or limit such duties, responsibilities, functions and authority and to override actions of officers of the Company.

(b) During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of Products and the Qubica/AMF Companies. Executive shall perform his duties, responsibilities and functions to Products and the Qubica/AMF Companies hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

(c) For purposes of this Agreement, “Subsidiaries” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of the Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency, or political subdivision thereof.

3. Compensation and Benefits.

(a) During the Employment Period, Executive’s base salary shall be $265,000 per annum or such higher rate as the Board may determine from time to time (as adjusted from time to time based on annual review by the Board, the “Base Salary”), which salary shall be payable by the Company in regular installments in accordance with the Company’s general payroll practices. In addition, during the Employment Period, Executive shall be entitled to participate in Products’ incentive equity program and to receive employee benefits consistent with other senior management of the Company and which are substantially similar to, and no less favorable, in the aggregate than such benefits received by Executive as of immediately prior to the Effective Date as a Tier I Manager under the AMF Senior Manager Benefit Program, including, but not limited to, health, dental, life, disability and paid vacation, in each case as determined by the Board.

(b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

(c) In addition to the Base Salary, Executive shall be eligible to receive a bonus each year based upon annual targets set by the Board in its discretion which targets shall take into account Products’ and the Qubica/AMF Companies’ EBITDA and other performance goals, including, without limitation, sales growth, product development, key executive recruitment, implementation of customer service standards and debt retirement; provided that with respect to the first year for which Executive is eligible for a bonus, such bonus shall be paid on a pro rata basis based upon that portion of the year that remained after the Effective Date. Executive’s target bonus each year shall be not less than 50% of his Base Salary then in effect (the “Target Salary Percentage”), but Executive shall be eligible to earn up to 100% of his Base Salary then in effect for results exceeding performance targets.

Bonuses are earned as of the last day of each calendar year (the “Determination Date”) and shall be paid promptly after delivery of the Company’s audited financial statements for the year in which the bonus is earned. Notwithstanding the foregoing, if Executive dies, becomes Disabled (as defined below) or is terminated without Cause or resigns for Good Reason after the end of a calendar year but prior to Executive receiving the bonus payment earned in the calendar year prior to such event, Executive (or Executive’s estate) shall be entitled to any such bonus payment. In addition, if Executive dies, becomes Disabled or is terminated without Cause or resigns for Good Reason, then the determination of whether Exeuctive has earned a bonus for the calendar year in which such event occurs shall be determined (i) as if the last day of the month immediately preceding the month in which such event occurs is the Determination Date (i.e., comparing the actual financial results of Products and the Qubica/AMF Companies for such short period to the budgeted financial results of Products and the Qubica/AMF Companies for such short period) and (ii) applying a pro rata portion of the Target Salary Percentage based upon the portion of such calendar year that has elapsed prior to such deemed Determination Date.

(d) Products and the Qubica/AMF Companies shall be entitled to deduct or withhold from any amounts owing from Products or any of the Qubica/AMF Companies to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from Products or any of the Qubica/AMF Companies, including, without limitation, wages, bonuses, dividends, the receipt or exercise of stock options and/or the receipt or vesting of restricted stock. In the event Products or any Qubica/AMF Company does not make such deductions or withholdings, Executive shall indemnify Products and the Qubica/AMF Companies for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(e) For purposes of this Agreement, “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization, determined in accordance with United States generally accepted accounting principles consistently applied.

4. Term.

(a) The Employment Period shall continue until the earlier of (i) Executive’s resignation (whether with or without Good Reason), death or Disability, and (ii) the date upon which Executive’s employment is terminated by the Company (whether for or without Cause) (the “Termination Date”). Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Executive. For the purposes of this Agreement, “Disability” or “Disabled” means Executive’s inability to perform his duties hereunder (as determined by the Board) for any period of 180 consecutive days and Executive’s return to his duties for periods of 15 days or less shall not interrupt such 180 day period.

(b) If the Employment Period is terminated by the Company without Cause pursuant to Section 4(a)(ii) or by resignation of Executive for Good Reason, Executive shall be entitled to receive (i) his Base Salary through the date of termination; (ii) any accrued but unused vacation; (iii) any unreimbursed expenses incurred in accordance with the Company’s policies for business expenses; (iv) any bonus earned by Executive through the date of termination as determined in accordance with the provisions of Section 3(c); and (v) an amount equal to 100% of his annual Base Salary at the time of termination, such amount to be paid in substantially equal monthly installments over a period of twelve (12) months from the date of such termination, if and only if Executive has executed and delivered to the Company the General Release substantially in form and substance as set forth in Exhibit A attached hereto and only so long as Executive has not breached the provisions of Sections 5, 6, and 7 hereof, and Executive shall not be entitled to any other salary, compensation or benefits after termination of the Employment Period.

(c) If the Employment Period is terminated by the Company for Cause, by resignation of Executive without Good Reason, by Executive’s death or Disability in accordance with Section 4(a)(i) above, Executive shall only be entitled to receive his Base Salary through the date of termination plus any (i) accrued but unused vacation and (ii) unreimbursed expenses incurred in accordance with the Company’s policies for business expenses, and Executive shall not be entitled to any other salary, compensation or benefits from the Company thereafter.

(d) Except as otherwise expressly provided herein, all of Executive’s rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA). The Company may offset any amounts that Executive owes to Products or the Qubica/AMF Companies against any amounts that the Company owes to Executive hereunder.

(e) For purposes of this Agreement, “Cause” shall mean (i) the conviction of a felony or a crime involving moral turpitude, (ii) the commission of any other substantial act or omission involving dishonesty, disloyalty or fraud with respect to Products or any of the Qubica/AMF Companies or any of their customers or suppliers, (iii) intentional conduct outside of the performance of Executive’s normal duties having the effect of bringing any of Products or the Qubica/AMF Companies into substantial public disgrace or disrepute, (iv) substantial and repeated failure to perform duties as reasonably directed by the Board, (v) any act or omission aiding or abetting a competitor, supplier or customer of any of the Qubica/AMF Companies to the material disadvantage or detriment of any of the Qubica/AMF Companies, (vi) breach of fiduciary duty, gross negligence or willful misconduct with respect to Products or any of the Qubica/AMF Companies, (vii) a material failure to observe policies or standards approved by the Board regarding employment practices, nondiscrimination and sexual harassment as the Board may address in writing from time to time or (vii) any other material breach of this Agreement.

(f) For purposes of this Agreement, “Good Reason” shall mean if Executive resigns from employment with the Company and its Subsidiaries prior to the end of the Employment Period as a result of one or more of the following reasons, in each case without Executive’s consent: (i) a change in Executive’s status, title, position or reporting responsibilities which represents a demotion from his status, title, position, duties or reporting responsibilities as in effect immediately prior thereto or (ii) a reduction in Executive’s salary as of the Effective Date. Notwithstanding the foregoing, in the case of clause (i) above, Executive must give written notice to the Company of his objection to such act within 30 days of the occurrence of the change and such act shall not be deemed to constitute Good Reason if it is of such a nature that substantially all detriment otherwise resulting to Executive can by cured by appropriate action which the Company causes to be taken within 30 days following written notice from Executive.

5. Confidential Information.

(a) Obligation to Maintain Confidentiality. Executive acknowledges that the information, observations and data obtained by him during the course of his employment with the Company concerning the business and affairs of Products, the Qubica/AMF Companies and their respective Affiliates, in each case whether prior to or after the date hereof, are the property of Products, the Qubica/AMF Companies and such Affiliates, including, but not limited to, information concerning (i) product formulas and processes, technology, data, methods, know-how, techniques, samples, trade secrets and business, price, finance, marketing, supplier, customer and other information; and (ii) acquisition opportunities in or reasonably related to Products’ or the Qubica/AMF Companies’ business or industry of which Executive becomes aware during such employment (collectively, “Confidential Information”). Therefore, Executive agrees that he will hold the Confidential Information in strictest confidence and will not disclose to any person or use for his own account or for the account of any other person or entity any of the Confidential Information without the Board’s written consent, unless and to the extent that the aforementioned matters become generally known to, and available for use by, the public other than as a result of Executive’s acts or omissions to act. Executive agrees to deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of Products, the Qubica/AMF Companies and their respective Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control. For purposes of this Agreement, “Affiliate” shall mean with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person.

(b) Third Party Information. Executive understands that Products, the Qubica/AMF Companies and their respective Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the part of Products, the Qubica/AMF Companies and such Affiliates to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 1(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of Products, the Qubica/AMF Companies or their respective Affiliates or agents who need to know such information in connection with their work for Products, the Qubica/AMF Companies or their respective Affiliates or agents) or use, except in connection with his work for Products, the Qubica/AMF Companies or their respective Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing.

(c) Ownership of Property. Executive acknowledges that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, patents, copyrights and mask works (whether or not including any confidential information), trademarks, service marks and trade names, and all registrations or applications related to any of the foregoing, all other proprietary information, observations and data and all similar or related information, observations and data (whether or not patentable) that relate to Products’, the Qubica/AMF Companies’ or any of their respective Affiliates’ actual or anticipated business, research and development, or then-existing products or services and that were conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by Products, the Qubica/AMF Companies or any of their respective Affiliates, whether prior to or after the date hereof (including any of the foregoing that constitutes any proprietary information or records) (all of the foregoing collectively, “Work Product”), belong to Products, the Qubica/AMF Companies or such Affiliate, respectively, and Executive hereby assigns, and agrees to assign, all of the above Work Product to Products, such Qubica/AMF Company or to such Affiliate. Any copyrightable or other written work prepared in whole or in part by Executive in the course of his past, present or future work for any of the foregoing entities (“Work of Authorship”) shall be deemed a “work made for hire” under the copyright laws, and Products, such Qubica/AMF Company or such Affiliate shall own all rights therein. To the extent that any Work of Authorship is not a “work made for hire,” Executive hereby assigns and agrees to assign to Products, such Qubica/AMF Company or such Affiliate all right, title, and interest, including without limitation, copyright in and to such Work of Authorship. Executive shall promptly disclose such Work Product and Works of Authorship to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm Products’, such Qubica/AMF Company’s or such Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

6. Noncompetition; Non-Solicitation. Executive acknowledges that in the course of his employment with the Company he has and will continue to become familiar with the Company’s, Products’ and the Qubica/AMF Companies’ trade secrets and with other confidential information concerning Products or the Qubica/AMF Companies and that his services will be of special, unique and extraordinary value to the Company, and that he may have developed, or may develop, for the Company Work Product and Works of Authorship of special, unique and extraordinary value to the Company. Therefore, Executive agrees that:

(a) Noncompetition. During the Employment Period and for a period of two years thereafter, Executive shall not, within the United States, Italy, Canada, the United Kingdom, Australia and any other state or territory in which the Qubica/AMF Companies conduct, or are actively planning to conduct, business at the time of the Termination Date, or within the one-year period prior to the Termination Date conducted or actively planned to conduct business, directly or indirectly, as a principal or for Executive’s own account or solely or jointly with others, or as a stockholder in any corporation or joint stock association, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business that designs, manufacturers, services, markets, sells, distributes or delivers bowling-relating products and machines; provided, however, that with respect to entities other than Products and the Qubica/AMF Companies, Executive may own, directly or indirectly, solely as an investment, publicly traded securities of any entity if Executive (i) is not a controlling person with respect to such entity and (ii) does not, directly or indirectly, own two percent (2%) or more of any class of the securities of such entity.

(b) Nonsolicitation. During the Employment Period and for a period of two years thereafter, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce an employee of any of the Qubica/AMF Companies or any of their Affiliates (including, without limitation, all executive-level employees, corporate officers, independent contractors and consultants) (each such employee, a “Restricted Employee”) to leave the employ of such Qubica/AMF Company, or in any way interfere with the relationship between any Qubica/AMF Company and any Restricted Employee, (ii) hire any person who was a Restricted Employee of any of the Qubica/AMF Companies within a one hundred and eighty (180) days prior to the time such Person was hired by Executive, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of any of the Qubica/AMF Companies to cease doing business with the Qubica/AMF Companies or in any other way interfere with the relationship between any such customer, supplier, licensee or business relation and any of the Qubica/AMF Companies or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of Products or any of the Qubica/AMF Companies and with which Products or any of the Qubica/AMF Companies has entertained discussions or has requested and received information relating to the acquisition of such business by Products or any Qubica/AMF Company in the two (2) year period immediately preceding the end of the Employment Period.

(c) Enforcement. If, at the time of enforcement of Section 5 or this Section 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive’s services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without proving any actual damages or posting a bond or other security).

(d) Additional Acknowledgments. Executive acknowledges that the provisions of this Section 6 are in consideration of: (i) employment with the Company; and (ii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 5 and this Section 6 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to Products and the Qubica/AMF Companies of the non-enforcement of Section 5 and this Section 6 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon him by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Confidential Information, the

Third Party Information, Work Product, Works of Authorship. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

7. Executive’s Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to, or bound by, any employment agreement or similar undertaking, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

8. Survival. Sections 5 through 18 shall survive and continue in full force indefinitely, except where a specific time of expiration or termination is specified with respect a particular right or obligation therein, notwithstanding the expiration or termination of the Employment Period.

9. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent via facsimile, sent by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company or Executive at the addresses set forth below. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail and one business day after deposit with a reputable overnight courier service:

Notices to Executive:

John Walker

5 Gamebird Ct.

Manakin Sabot, VA 23103

Notices to the Company:

AMF Bowling Worldwide, Inc.

8100 AMF Drive

Mechanicsville, VA

Facsimile: (804) 559-6249

Attn: General Counsel

With Copies to:

Code Hennessy & Simmons LLC

10 South Wacker Drive

Suite 3175

Chicago, IL 60606

Telecopy No.: (312) 876-3854

Attn: Thomas J. Formolo

          Doug Knoch

and

Kirkland & Ellis

200 East Randolph Drive

Chicago, Illinois 60601

Telecopy No.: (312) 861-2200

Attn: Kevin R. Evanich, P.C.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

13. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

14. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

15. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

16. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

17. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Employment Period for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

18. Insurance. The Company, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

AMF BOWLING PRODUCTS, LLC

By:	/s/ CHRISTOPHER F. CAESAR
Its:	Chief Financial Officer

/s/ JOHN B. WALKER
John Walker

Exhibit A

GENERAL RELEASE

1. I, John Walker, in consideration of and subject to the performance by AMF Bowling Products, LLC, a Virginia limited liability company (together with its subsidiaries, the “Company”), of its material obligations under the Employment Agreement, dated as of June 13, 2005 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company, QubicaAMF Worldwide S.à.r.l., a société à responsabilité limitée organized under the laws of Luxembourg (the parent of the Company) and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and QubicaAMF Worldwide S.à.r.l. and their direct or indirect subsidiaries, parents and related entities (collectively, the “Released Parties”) to the extent provided below.

2. I understand that any payments or benefits paid or granted to me under Section 4(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 4(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.

3. Except as provided in paragraph 4 below, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

4. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

5. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in paragraph 2 as of the execution of this General Release.

7. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all payments received by me pursuant to the Agreement.

9. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

11. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

12. I agree not to disparage the Company, its past and present investors, officers, directors or employees or its affiliates and to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained. I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.

13. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

14. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a) I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c) I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(e) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON                                          ,                  TO CONSIDER IT AND THE CHANGES MADE SINCE THE                                          ,                  VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE AGREEMENT SINCE                                          ,                  EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

(g) I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: ,
John Walker